Exhibit A

VERIFICATION

The undersigned states that he has duly executed the foregoing Application for and on behalf of iCapital KKR Private Markets Fund, that he is the Trustee and President of such entity and that all action by officers, directors, and other bodies necessary to authorize deponent to execute and file such instrument has been taken. The undersigned further states that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

iCAPITAL KKR PRIVATE MARKETS FUND

By:	/s/ Nick Veronis
Name:	Nick Veronis
Title:	Trustee and President

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VERIFICATION

The undersigned states that he has duly executed the foregoing Application for and on behalf of iCapital Registered Fund Adviser LLC, that he is the General Counsel of such entity and that all action by officers, directors, and other bodies necessary to authorize deponent to execute and file such instrument has been taken. The undersigned further states that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

iCAPITAL REGISTERED FUND ADVISER LLC

By:	/s/ Stephen Jacobs
Name:	Stephen Jacobs
Title:	General Counsel

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VERIFICATION

The undersigned states that he has duly executed the foregoing Application for and on behalf of iCapital Securities, LLC, that he is an authorized signatory of such entity and that all action by officers, directors, and other bodies necessary to authorize deponent to execute and file such instrument has been taken. The undersigned further states that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

iCAPITAL SECURITIES, LLC

By:	/s/ Stephen Jacobs
Name:	Stephen Jacobs
Title:	Authorized Signatory

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